Exhibit 10.18

                             COMMONWEALTH UTILITIES
                                   CORPORATION

                                TINIAN POWER PLAN
                                  (RFP97-0002)

                               CONTRACT AGREEMENT
                        (CUC CONTRACT NO: CUC-PG-97-C057)

                               CHANGE ORDER NO. 3

                                  May 11, 2001


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                                  CHANGE ORDER

Change Order Date:                May 11, 2001               Change Order No. 03

Contractor:  Telesource CNMI, Inc.               CUC Contract No. CUC-PG-97-C057

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     This CHANGE ORDER NO. 03 is made in reference to the  AGREEMENT FOR DESIGN,
SUPPLY OF PLANT AND EQUIPMENT, PRIVATE CONSTRUCTION, MAINTENANCE AND OPERATION, AND TRANSFER OF OWNERSHIP (Contract No. CUC-PG-97-C057) effective as of June 10, 1997 between the COMMONWEALTH UTILITIES CORPORATION and TELESOURCE CNMI, INC., as amended by Change Orders No. 1 and No. 2 thereto (the "Original Agreement"). To the extent the terms and conditions of the Original Agreement are not in conflict with the terms and conditions of this Change Order No. 3 the provisions of both the Original Agreement and this Change Order No. 3 shall hereafter govern the rights and obligations of the parties (collectively, the "Expanded Agreement").

                                    Recitals

A. Effective as of October 11, 1996, CUC issued Request for Proposal No. 97-0002, which solicited responses from independent power producers for the design engineering, erection and operation of a power production facility on the island of Tinian which was capable of sustaining a 10 MW load expandable up to 30 MW.

B. Effective as of June 10, 1997, CUC and Contractor executed and delivered the Original Agreement.

C. On November 30, 1998, CUC and Contractor executed and delivered Change Orders No. 1 and No. 2, authorizing the expansion of the Plant Facilities to be capable of sustaining a 30 MW load and clarifying Section 11.2 of the Original Agreement regarding the review, comment and approval of all Drawings.

D. Both CUC and Contractor wish to further modify the Original Agreement to, among other things, provide for an additional extension of the term of such Original Agreement and to modify the pricing structure pursuant to such Original Agreement.

                                    Agreement

NOW, THEREFORE in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined, all capitalized terms used in this Change Order No. 3 are defined in the Original Agreement and are used herein as so defined.

2. Suspension of Escalator in Original Agreements; Escalator to be applied for Extended Term.


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     For the period  commencing  January 1, 2001 and  terminating  December  31,
     2005, Contractor agrees to suspend the application of the GDPIPD Adjustment (the "Escalator") to the Operations and Maintenance Fee and Production Fee payable pursuant to Section 6.2 of the Original Agreement. Commencing January 1, 2006 the GDPIPD Adjustment set forth in Section 6.2.4 of the
     Original Agreement shall be in full force and effect until February 28, 2009. The year 2005 shall be treated as the base year for calculating all subsequent GDPIPD Adjustments. For the period of the Extended Term, the Escalator to be applied will be the annual GDPIPD increase only.

3.   Extended Term.

     (a) This Expanded Agreement shall become effective upon the execution of this Change Order No. 3, and shall remain in full force and effect until the later of (1) March 31, 2020 (10 years from the completion of the term of Change Order No.1), or (2) the completion of the term (as agreed upon pursuant to Subparagraph (c) below) if additional generator unit(s) are added. CUC agrees to extend the Term of the Lease for the Site, recorded at File No. 98-2806, Commonwealth Recorder, upon similar terms to those currently in place if necessary to equal the term of this Expanded Agreement.

     (b) (i) The rate CUC shall pay for power produced will not change during the terms of the Original Agreement and the Expanded Agreement (Change Order No. 1) for the period those agreements are in effect except as agreed in Paragraph 2 above.

          (ii) Base Load Rate During Extended Term. At the expiration the term of the Original Agreement, effective March 1, 2009 and extending until March 31st 2020, CUC will pay a fee of $ 0.03 (three cents) plus the applicable annual GDPIPD price adjustments per each kilowatt-hour CUC uses each month up to 5,140,000 kilowatt-hours. The rate starting March 1, 2009 will be adjusted to include GDPIPD adjustments from January 1, 2005 through February 28, 2009. Thereafter the rate will be adjusted annually for the GDPIPD..

          (iii) Excess Load Rate During Extended Term. At the expiration of the Expanded Agreement (Change Order No. 1) effective April 1, 2010 and extending until March 31, 2020 CUC will pay a fee of $ 0.03 (three cents) plus the applicable GDPIPD price adjustments per kilowatt-hour CUC uses each month in excess of the Base Load limit. The rate starting April 1, 2010 will include GDPIPD adjustments from January 1, 2005 through March 31, 2010. Thereafter the rate will be adjusted annually for the GDPIPD.

     (c) In the event additional generation unit(s) are added by Contractor pursuant to Paragraph 5 of Change Order No.1, the term for such expansion shall be as mutually agreed upon, CUC shall pay in addition to payment under Paragraph (b) above an additional fee for power produced in excess of the Base and Second Phase Loads, at a rate per kilowatt-hour as mutually agreed upon by the parties.

4. Early Termination. After December 31, 2010, and upon a six month written notice to Contractor, CUC shall have the right to terminate this Expanded Agreement. In the event CUC exercises this early termination right, CUC shall promptly pay an early termination fee in the amount of $6,000,000 to Contractor.

5. Exclusivity. During the term of this Expanded Agreement, CUC shall not purchase (nor agree to purchase) for any given period electric energy from any power producer other than Contractor for


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     the Island of Tinian,  unless CUC first  purchases  (or agrees to purchase)
     from Contractor the maximum electrical output generated or to be generated by the 30 MW Plant Facilities for the same period at the competitive prices set forth herein or as otherwise agreed. Contractor agrees to add additional generation units to meet future demands for the rates in the Expanded Agreement, subject to CUC's approval.

6. Further Expansion. During the term of the Expanded Agreement, if CUC wishes for Contractor to expand its production capacity, both parties shall negotiate in good faith mutually agreeable terms for such expansion prior to negotiating such matter with any other party. CUC shall provide Contractor with prompt written notice of its intention to expand power production on the island of Tinian.

7. Research and Development. Contractor shall support and conduct research and development activities regarding such matters as alternative power sources and the improvement of distribution line losses in such manner and in amounts as Contractor deems reasonable in its sole discretion. Contractor shall maintain a laboratory for such purposes near the Plant Facilities and hire or contract with individuals capable of conducting such activities as Contractor reasonably sees fit. The operations of research and development laboratory shall not interfere with the provision of services pursuant to this Expanded Agreement. The results of such research and development activities shall be the property of the Contractor and will be shared with CUC, subject to confidentiality restrictions.

8. Training. Contractor shall invite, allow and make available a certain number of places for CUC personnel to join Contractor's own personnel in the training courses that Contractor carries out in its ordinary course of business to update and upgrade Contractor's personnel's knowledge in fields such as Modern Power Plant Management Aspects, i.e. SCADA, Environmental, Transmission, Safety and Loss Prevention, etc. Such training arrangements shall be conducted by professionals in their respective fields of discipline from recognized and accredited institutions. Contractor shall not charge CUC any fee for such participation.

9. Distribution System. Contractor shall upgrade solely the high-voltage component of CUC's current electrical distribution system (installed and available as of April 15th, 2001) on Tinian from 4KV to 13.8KV at no charge to CUC. The upgrade will include, but is not limited to the tasks set out in attached Schedule 1. Contractor will operate and maintain the CUC's existing distribution system up to the point of electrical meter, and all future distribution systems purchased and installed by CUC on Tinian for the duration of the Expanded Agreement at no cost to CUC. A memorandum of agreement shall be executed and delivered by the parties hereto as to the working relationships and the respective parties' responsibilities and duties as to customer service procedures. Notwithstanding the foregoing, CUC will remain responsible at its own cost and expense for all customer service matters regarding such distribution system, including any customer complaints or other communications.

10. Permits. Contractor shall maintain its current material governmental permits and shall continue to comply with all applicable governmental permits, regulations and guidelines.

11. Workers. Contractor shall use its best efforts to fill employment positions in the Plant Facilities with qualified residents of Tinian, as and to the extent such residents are available and agreeable to the terms of such employment which shall include not include any unreasonable requirements.


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12.  Customer Matters.  Holding all legal and title to the power produced by the
     Plant, CUC shall be responsible at its own cost and expense for all customer service matters relating to such power produced by the Plant, including invoicing, the collection of receivables and responding to customer inquiries and complaints. A memorandum of agreement shall be
     executed  and   delivered   by  the  parties   hereto  as  to  the  working
     relationships and the respective parties' responsibilities and duties as to customer service procedures.

13. Section 19.2.1. Section 19.2.1 of the Original Agreement is amended and restated to provide in its entirety:

               "If Contractor shall fail to observe or perform any material covenant or material agreement contained in this Agreement and shall fail to materially cure such failure within fifteen (15) days after written notice thereof shall have been given to Contractor by CUC; Days attributed for shipment of materials for purpose of cure shall not be counted towards this fifteen (15) day period"

14. Prepayment. Schedule II to the Original Agreement regarding prepayments is hereby amended and restated as set forth in Schedule 2.2 hereto.

15. Savings. All of the rights and obligations of the parties as set forth in the Original Agreement (as amended by any Change Orders entered into prior to the date hereof) shall apply to this Expanded Agreement to the extent they do not conflict with the express terms of this Change Order No 3.

          SIGNATURES               (to be signed in order listed)

CERTIFICATIONS

1. Procurement & Supply Office

I hereby certify that to the best of my information and belief that this contract is in compliance with the CUC procurement regulations, is for a public purpose, and does not waste or abuse public funds.

/s/MARIANO DLG. FAJARDO                                 5/8/01
--------------------------------------                  -----------------
MARINAO DLG. FAJARDO                                    Date
Procurement & Supply Manager, CUC

2. Comptroller

I hereby certify that there are sufficient funds available for the execution of this Change Order.

/s/RUFO T. MAFNAS                                       5/8/01
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RUFO T. MAFNAS                                          Date
Comptroller


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3. Attorney General

I hereby certify that this contract has been numbered, reviewed and approved as to form and legal capacity.

/s/HERBERT SOLL                                         5/9/01
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HERBERT SOLL                                            Date
Attorney General

SIGNATURES OF THE PARTIES

4. Commonwealth Utilities Corporation (CUC)

/s/TIMOTHY P. VILLAGOMEZ                                5/10/01
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TIMOTHY P. VILLAGOMEZ                                   Date
Executive Director/Contracting Officer

/s/JESUS T. GUERRERO                                    5/10/01
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JESUS T. GUERRERO                                       Date
Chairman/CUC Board of Directors

5. CONTRACTOR - Telesource CNMI, Inc.

     On behalf of Telesource CNMI, Inc., I represent that I am authorized to bind Telesource CNMI, Inc. to the terms of this Change Order, and by my signature I do so hereby accept for Telesource, CNMI, Inc., and bind Telesource CNMI, Inc. that no person associated with Telesource CNMI, Inc. has retained any person in violation of Section 6-205 of the CUC Procurement Regulations.

/s/K.J. Semikian                                        5/10/01
--------------------------------------                  -----------------
K.J. Semikian                                           Date
President/CEO

********************************************************************************

6. Certification of Contract Completion

I hereby certify that this contract bears all required signatures and is therefore complete.

/s/MARIANO DLG. FAJARDO                                 5/11/01
--------------------------------------                  -----------------
MARIANO DLG. FAJARDO                                    Date
Procurement & Supply Manager, CUC


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                                  SCHEDULE 2.2
                   PREPAYMENT FOR PHASE I AND EXPANSION PHASE
              (This schedule replaces schedule 2 and Schedule 2.1)

              PHASE I & EXPANDED PHASE              AMOUNT IN US$
              ------------------------              -------------
              End of Year 3                          28,000,000
              End of Year 4                          25,000,000
              End of Year 5                          21,000,000
              End of Year 6                          17,250,000
              End of Year 7                          14,000,000
              End of Year 8                          11,000,000

Early Termination of Changer Order No. 3 option available beginning March 31, 2010 for $6,000,000. This option is available at anytime starting March 31, 2010 with a 6 month notice.